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EXHIBIT 99.1

LODGENET ENTERTAINMENT CORPORATION 401(k) PLAN
3900 West Innovation Street
Sioux Falls, SD 57107

LETTER TO COMMISSION PURSUANT TO TEMPORARY NOTE 3T

        May 31, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

Pursuant to Temporary Note 3T to Article 3 of Regulation S-X, the Plan Administrator of LodgeNet Entertainment Corporation 401(k) Plan has obtained a letter of representation from Arthur Andersen LLP stating that the December 31, 2001 audit was subject to their quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Arthur Andersen LLP personnel working on the audit and availability of national office consultation to conduct the relevant portions of the audit. Availability of personnel at foreign affiliates of Arthur Andersen is not relevant to this audit.

Very truly yours,

LodgeNet Entertainment Corporation 401(k) Plan

/s/ SCOTT C. PETERSEN

Scott C. Petersen President, Chief Executive Officer

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  EXHIBIT 99.1
LETTER TO COMMISSION PURSUANT TO TEMPORARY NOTE 3T